SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2003

Cooperative Computing, Inc.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-49389 (Commission file number)	94-2160013 (I.R.S. employer identification no.)

804 Las Cimas Parkway, Suite 200
Austin, Texas 78746
(Address of principal executive offices)

Registrants’ telephone number, including area code: (512) 328-2300

ITEM 5. Other Events and Regulation FD Disclosure.

     On May 30, 2003, Cooperative Computing, Inc. (the “Company”) issued a press release announcing it has commenced a tender offer for any and all of its $100 million outstanding 9% senior subordinated notes due 2008 and related consent solicitation. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release dated May 30, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPERATIVE COMPUTING, INC.

Date: June 3, 2003	By:	/s/ RICHARD W. REW, II
Richard W. Rew, II General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated May 30, 2003